Exhibit 23

Consent of Independent Registered Public Accounting Firm

Valassis Employees’ Retirement Savings Plan

Livonia, Michigan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-00024) of our report dated June 28, 2010, relating to the financial statements and supplemental schedule of Valassis Employees’ Retirement Savings Plan which appear in this Form 11-K for the year ended December 31, 2009.

/s/ BDO Seidman LLP

Troy, Michigan

June 28, 2010

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